EXHIBIT 4(a)


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                        SUPPLEMENTAL INDENTURE NO. 2


                                   BETWEEN


                           McDONALD'S CORPORATION


                                     AND


                          FIRST UNION NATIONAL BANK
                                   Trustee


                       ------------------------------


                          Dated as of May 11, 1998


                       ------------------------------


              SUPPLEMENTAL TO SENIOR DEBT SECURITIES INDENTURE
                        DATED AS OF OCTOBER 19, 1996


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                           McDONALD'S CORPORATION
                        SUPPLEMENTAL INDENTURE NO. 2
                          Dated as of May 11, 1998
               5.90% REset Put Securities (REPS[SM]) due 2011
                                $250,000,000


            Supplemental Indenture No. 2, dated as of May 11, 1998, between McDONALD'S CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the ``Company''), and FIRST UNION NATIONAL BANK, a national banking association, authorized to accept and execute trusts (hereinafter sometimes referred to as the "Trustee"),


                           W I T N E S S E T H :

            WHEREAS, The Company and the Trustee have executed and delivered a Senior Debt Securities Indenture dated as of October 19, 1996 (as amended or supplemented from time to time, the "Indenture");

            WHEREAS, Section 10.01 of the Indenture provides for the Company, when authorized by its Board of Directors, and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Debt Securities as permitted by Sections 2.01 and 2.02 of the Indenture; and

            WHEREAS, Sections 2.01 and 2.02 of the Indenture provide for Debt Securities of any series to be established pursuant to an indenture supplemental to the Indenture;

            NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

            For and in consideration of the premises and the purchase of the series of Debt Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of such series of Debt Securities, as follows:


                                ARTICLE ONE
                    RELATION TO INDENTURE; DEFINITIONS.

            SECTION 1.01. This Supplemental Indenture No. 2 constitutes an integral part of the Indenture.

            SECTION 1.02. (a) For all purposes of this Supplemental Indenture No. 2, except as otherwise expressly provided or unless the context otherwise requires, all capitalized terms used and not defined herein that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

            (b)  The following terms are defined in the following Sections:

                 Bid Date                        2.02(c)(i)

                 Business Day                    2.02(a)

                 Calculation Agent               2.02(c)(iv)

                 Calculation Agency Agreement    2.02(c)(iv)

                 Call Notice                     2.02(c)

                 Call Option                     2.02(a)

                 Call Price                      2.02(a)

                 Callholder                      2.02(a)

                 Coupon Reset Date               2.01(b)

                 Defaulted Interest              2.01(c)

                 Depositary                      2.01(e)

                 Final Maturity Date             2.01(d)

                 Global Security                 2.01(e)

                 Interest Payment Date           2.01(c)

                 Mandatory Put                   2.03(a)

                 Market Disruption Event         2.02(c)

                 Put Price                       2.03(a)

                 Regular Record Date             2.01(c)

                 Special Record Date             2.01(c)

                 2011 REPS                       2.01(a)


            (c) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 2.

            (d) The terms "hereof", "herein", "hereto", "hereunder" and "herewith" refer to this Supplemental Indenture No. 2.


                                ARTICLE TWO
                       THE SERIES OF DEBT SECURITIES.

              SECTION 2.01.  (a)  There shall be a series of Debt
  Securities designated the "5.90% REPS due 2011" (the "2011 REPS"). The 2011 REPS shall be limited to $250,000,000.

            (b) The aggregate principal amount of the 2011 REPS shall be $250,000,000. The 2011 REPS shall bear interest at the rate of 5.90% from May 11, 1998 to but excluding May 11, 2001 (the "Coupon Reset Date") whereupon (x) if all of the 2011 REPS are purchased on such date by the Callholder pursuant to the Call Option, the 2011 REPS shall bear interest from and including the Coupon Reset Date to but excluding the Final Maturity Date at the interest rate determined by the Calculation Agent pursuant to the procedures set forth in the Calculation Agency Agreement; or (y) the 2011 REPS shall be purchased by the Company pursuant to the exercise of the Mandatory Put by the Trustee on behalf of the Holders of the 2011 REPS.

            (c) The 2011 REPS shall bear interest at the rate of 5.90% per annum, payable semi-annually, in arrears, on May 11 and November 11 of each year, commencing November 11, 1998 (each, an "Interest Payment Date"). The 2011 REPS shall be dated the date of authentication and interest shall be payable on the principal represented thereby from the later of May 11, 1998, or the most recent Interest Payment Date to which interest has been paid or duly provided for. If any date on which interest is payable is not a Business Day, the payment of interest due on such date may be made on the next succeeding Business Day (and without any interest or other payment in respect of such delay).

            The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Holder in whose name any 2011 REPS is registered in the Debt Security register at the close of business on the May 1 or November 1 (whether or not a Business
  Day) next preceding such Interest Payment Date (each, a "Regular Record Date"). Interest payable on redemption or maturity shall be payable to the person to whom the principal is paid.

            Any interest on any 2011 REPS which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause
  (i) and clause (ii) below:

                 (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the 2011 REPS are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each 2011 REPS and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Section provided. Thereupon the Trustee shall fix a Special Record Date ("Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefore to be mailed, first class postage prepaid, to each Holder of 2011 REPS at his address as it appears in the Debt Security register, not less than 10 days prior to such Special Record Date. The Trustee, may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an authorized newspaper in each Place of Payment, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the 2011 REPS are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

                 (ii) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the 2011 REPS may be listed, and upon such notice as may be required by such exchange; if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

            Subject to the foregoing provisions of this Section, each 2011 REPS delivered under this Supplemental Indenture No. 2 upon transfer of or in exchange for or in lieu of any other 2011 REPS shall carry the rights to interest accrued but unpaid, and to accrue, which were carried by such other 2011 REPS.

            (d)  The 2011 REPS shall mature on May 11, 2011 (the "Final
  Maturity Date"). On the Coupon Reset Date, Holders of the 2011 REPS shall be entitled to receive 100% of the principal amount thereof (i) from the Callholder if it purchases the 2011 REPS, in whole but not in part, pursuant to the Call Option and the interest rate of the 2011 REPS shall be reset pursuant to the procedures set forth in the Calculation
  Agency Agreement; or (ii) in the event the Callholder does not exercise the Call Option or the Call Option otherwise terminates, from the Company following the purchase by it of the 2011 REPS, in whole but not in part, following the exercise by the Trustee of the Mandatory Put.

            (e) The REPS shall be represented by a global security (the "Global Security"). The Global Security shall be executed by the Company, authenticated by the Trustee and deposited with, or on behalf of, The Depositary Trust Company (the "Depositary") and registered in the name of a nominee of the Depositary. Except under circumstances described below, the 2011 REPS shall not be issuable in definitive form.

            Ownership of beneficial interests in the Global Security shall be limited to persons that have accounts with the Depositary or its nominee ("participants") or persons that may hold interest through participants. Ownership of a beneficial interest in the Global Security shall be shown on, and the transfer of that beneficial interest shall only be effected through, records maintained by the Depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interest of persons other than participants).

            So long as the Depositary or its nominee is the registered owner of the Global Security, the Depositary or such nominee, as the case may be, shall be considered the sole owner or Holder of the 2011 REPS represented by the Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in the Global Security shall not be entitled to have 2011 REPS represented by the Global Security registered in their names, shall not receive or be entitled to receive physical delivery of 2011 REPS in definitive form and shall not be considered the owners or Holders thereof under the Indenture.

            Principal and interest payments on the 2011 REPS represented by the Global Security registered in the name of the Depositary or its nominee shall be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security.

            If the Depositary notifies the Company that it is at any time unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be eligible to continue as Depositary, the Company shall appoint a successor Depositary with respect to the 2011 REPS. If a successor Depositary for the 2011 REPS is not appointed by the Company within 90 days from the date the Company receives such notice or becomes aware of such ineligibility, the Company shall execute and the Trustee shall authenticate and deliver, 2011 REPS in definitive from in exchange for the entire Global Security. In addition, the Company may at any time and in its sole discretion determine not to have the 2011 REPS represented by the Global Security and, in such event, the Company shall execute, and the Trustee shall authenticate and deliver, 2011 REPS in definitive form in exchange for the entire Global Security. In any such instance, an owner of a beneficial interest in the Global Security shall be entitled to physical delivery in definitive form of 2011 REPS represented by the Global Security equal in principal amount to such beneficial interest and to have such 2011 REPS registered in its name. 2011 REPS so issued in definitive form shall be issued as registered 2011 REPS in denominations of $1,000 and integral multiples thereof, unless otherwise specified by the Company.

            Upon the exchange of a Global Security for individual 2011 REPS, such Global Security shall be canceled by the Trustee. Individual 2011 REPS issued in exchange for a Global Security shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such 2011 REPS to, or in accordance with the instructions of, the persons in whose name such 2011 REPS are so registered.

            Unless and until it is exchanged in whole or in part for the individual 2011 REPS represented thereby, a Global Security representing all or a portion of the 2011 REPS may not be transferred except as a whole by the Depositary for the 2011 REPS to a nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary for the 2011 REPS or a nominee of such successor Depositary.

            If the Depositary is not the Holder of the 2011 REPS on the Coupon Reset Date, payment and delivery shall be made through the facilities of its successor or assign, if any. If the 2011 REPS are issued in certificated form under the circumstances described herein, payment shall be made at the Principal Office of the Trustee against surrender of the applicable 2011 REPS.

            SECTION 2.02. (a) The Company shall have the right to purchase the 2011 REPS, in whole but not in part (the "Call Option"), on the Coupon Reset Date, at a price equal to 100% of the principal amount thereof (the "Call Price") (interest accrued to, but excluding the Coupon Reset Date shall be paid by the Company on such date to the Holder of the 2011 REPS on the most recent Regular Record Date) by giving notice to the Trustee in accordance with Section 2.02(b). The Company, as holder of the Call Option, or any Person to which the Call Option is assigned in accordance with Section 2.02(e), is referred to herein as the ``Callholder''.

            If the Callholder exercises its rights under the Call Option in accordance with Section 2.02(b), then, unless terminated in accordance with Section 2.02(c):

            (i) not later than 2:00 p.m., New York City time, on the Business Day prior to the Coupon Reset Date, the Callholder shall deliver the Call Price in immediately available funds to the Trustee for payment thereof to the Holders of the 2011 REPS on the Coupon Reset Date; and

            (ii) the Holders of the 2011 REPS shall be required to deliver the 2011 REPS to the Callholder against payment therefor on the Coupon Reset Date through the facilities of the Depositary. In the event that the 2011 REPS shall have been issued in certificated form, and any Holder shall fail to surrender as aforesaid its 2011 REPS at or prior to 3:00 p.m., New York City time on the Coupon Reset Date, the Trustee shall return the Call Price in respect of such 2011 REPS to the Callholder, whereupon the Trustee shall exercise the Mandatory Put to the extent of such 2011 REPS and the Put Price therefor shall be payable upon surrender of such 2011 REPS as aforesaid.

                 The Callholder is not required to exercise the Call Option, and no Holder of the 2011 REPS or any interest therein shall have any right or claim against the Callholder as a result of the Callholder's decision whether or not to exercise the Call Option or performance or non-performance of its obligations with respect thereof. As used herein, ``Business Day'' means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions in the cities of New York or Chicago are authorized or obligated by law, executive order or governmental decree to be closed.

            (b) With respect to the 2011 REPS and the Call Option, the Callholder must deliver irrevocable, written notice (the "Call Notice") to the Trustee of its exercise of the Call Option prior to 4:00 p.m., New York City time, no later than 15 calendar days prior to the Coupon Reset Date. The Call Notice shall contain the requisite delivery details, including the identification of the Callholder's account with the Depositary. The Trustee shall send a copy of the Call Notice to the Holders of the 2011 REPS no later than the immediately succeeding Business Day.

            (c) Except as otherwise specified in clause (i) of this subsection (c), the Call Option shall be immediately revoked, and the Trustee shall exercise the Mandatory Put on behalf of the Holders of the 2011 REPS, if the Calculation Agent determines that:

                 (i) at any time prior to the sale of the 2011 REPS on the third Business Day immediately preceding the Coupon Reset Date (the "Bid Date"), an Event of Default has occurred and is continuing under Section 6.01(a), (b), (d), (e) or (f) of the Indenture (in such event, termination is at the Callholder's option) or under Section 6.01(g) or (h) of the Indenture (in such event, termination is automatic);

                 (ii) a Market Disruption Event has occurred following the
            exercise of the Call Option and, as a result thereof, the Callholder fails to pay the Call Price by 2:00 p.m., New York City time, on the Business Day immediately preceding the Coupon Reset Date;

                 (iii) if the Call Option has been assigned by the Company
            to a third party, the Company reacquires all rights under such Call Option pursuant to its rights as set forth in the securities purchase option agreement, dated May 11, 1998, entered into by the Company, Morgan Stanley & Co. International Limited and Morgan Stanley & Co. Incorporated; or

                 (iv) if, following the Call Notice, fewer than two of the
            dealers named on a list of dealers provided by the Company to Morgan Stanley & Co. Incorporated, as calculation agent (the ``Calculation Agent'') shall have provided an irrevocable written offer given by a dealer for the purchase of the 2011 REPS, settling on the Coupon Reset Date, in a timely manner substantially as provided in the calculation agency agreement, dated as of May 11, 1998 (the ``Calculation Agency Agreement''), between the Company and the Calculation Agent.

            ``Market Disruption Event'' shall mean any of the following events, if such events occur and are continuing on any day from and including the date of the Call Notice to, and including, the Bid Date in the judgment of the Calculation Agent: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, Inc. or the establishment of minimum prices on such exchange;
  (b) a general moratorium on commercial banking activities declared by either federal or New York State authorities; (c) any material adverse change in the existing financial, political or economic conditions in the United States of America; (d) an outbreak or escalation of major hostilities involving the United States of America or the declaration of a national emergency or war by the United States of America; or (e) any material disruption of the United States government securities market, United States corporate bond market or United States federal wire system; provided, in each case, that in the judgment of the Calculation Agent the effect of the foregoing makes it impractical to conduct the Coupon Reset Process.

            (d) (i) The Company and, if different, the Callholder shall promptly notify the Trustee in writing of the termination of the Call Option. The Trustee shall promptly thereafter notify the Holders of the 2011 REPS that the Trustee, on behalf of such Holders, has exercised the Mandatory Put.

                 (ii) In anticipation of the exercise of the Call Option or the Mandatory Put on the Coupon Reset Date, the Trustee shall notify the Holders of the 2011 REPS, not less than 30 days nor more than 60 days prior to the Coupon Reset Date, that all 2011 REPS shall be delivered on the Coupon Reset Date through the facilities of the Depositary against payment of the Call Price by the Callholder under the Call Option or payment of the Put Price by the Company under the Mandatory Put. The Trustee shall notify the Holders of the 2011 REPS once it is determined whether the Call Price or the Put Price shall be delivered in accordance with the provisions hereof.

            (e) A Callholder may at any time assign its rights and obligations under its Call Option; provided that (i) such rights and obligations are assigned in whole or in part; and (ii) such assigning Callholder provides the Trustee and the Company with notice of such assignment contemporaneously with such assignment. Upon receipt of notice of assignment, the Trustee shall treat the assignee as a Callholder for all purposes hereunder. A Callholder may assign its rights under its Call Option without notice to, or consent of, the Holders of the 2011 REPS.

            SECTION 2.03. (a) By its purchase of the 2011 REPS, each Holder thereof irrevocably agrees that, if the Call Option is not exercised or the Callholder fails for any reason to purchase the 2011 REPS on the Coupon Reset Date pursuant to its exercise of the Call Option, the Trustee shall be obligated to exercise on behalf of the Holders of the 2011 REPS the right (the ``Mandatory Put'') to require the Company to purchase the 2011 REPS, in whole not in part, on the Coupon Reset Date at a price equal to 100% of the aggregate principal amount thereof (the ``Put Price''), plus accrued but unpaid interest to but excluding the Coupon Reset Date.

            (b) If the Trustee exercises the Mandatory Put, the Company shall deliver the Put Price in immediately available funds to the Trustee by no later than 12:00 noon, New York City time, on the Coupon Reset Date and the Holders of the 2011 REPS shall be required to deliver the 2011 REPS to the Company against payment therefor on the Coupon Reset Date through the facilities of the Depositary so long as the 2011 REPS are in global form. No Holder of the 2011 REPS or any interest therein has the right to consent or object to the exercise by the Trustee of the Mandatory Put. The provisions of this Section may not be amended or waived without the consent of the Company, and all of the Holders of the 2011 REPS.

            SECTION 2.04. If the Calculation Agent is removed or resigns pursuant to Section 7 of the Calculation Agency Agreement and within 30 days of notice of such removal or resignation no new Calculation Agent shall have been appointed by the Company, and shall have accepted such appointment, the Trustee may, on behalf of the Holders of the 2011 REPS, appeal to a court to appoint a new Calculation Agent.

            SECTION 2.05. The 2011 REPS may be issued in denominations of $1,000 and any integral multiples thereof.

            SECTION 2.06. The 2011 REPS shall be in the form attached as Exhibit A hereto.

            SECTION 2.07. The Place of Payment for the 2011 REPS shall be both The City of New York, New York, and the City of Philadelphia, Pennsylvania. The Trustee shall be the paying agent for the 2011 REPS.

            SECTION 2.08. The terms and provisions contained in the form of 2011 REPS attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of the Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery hereof, expressly agree to such terms and provisions and to be bound thereby.

                               ARTICLE THREE
                               MISCELLANEOUS.

            SECTION 3.01. The recitals of fact herein and in the 2011 REPS shall be taken as statements of the Company and shall not be construed as made by the Trustee.

            SECTION 3.02. This Supplemental Indenture No. 2 shall be construed in connection with and as a part of the Indenture.

            SECTION 3.03. (a) If any provision of this Supplemental Indenture No. 2 limits, qualifies, or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as in effect on the date of this Supplemental Indenture No. 2) by any of the provisions of Section 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provisions shall control.

            (b) In case any one or more of the provisions contained in this Supplemental Indenture No. 2 or in the 2011 REPS issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

            SECTION 3.04. Whenever in this Supplemental Indenture No. 2 either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture No. 2 contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not. Nothing in this Supplemental Indenture No. 2 or the 2011 REPS, expressed or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders of the 2011 REPS, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture No. 2.

            SECTION 3.05. (a) This Supplemental Indenture No. 2 may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

            (b) The descriptive headings of the several Articles of this Supplemental Indenture No. 2 were formulated, used and inserted herein for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

            IN WITNESS WHEREOF, McDONALD'S CORPORATION has caused this Supplemental Indenture No. 2 to be signed, acknowledged and delivered by its President, Executive Vice President and Chief Financial Officer or Senior Vice President and Treasurer and its corporate seal to be affixed hereunto and the same to be attested by its Secretary or Assistant Secretary, and FIRST UNION NATIONAL BANK, as Trustee, has caused this Supplemental Indenture No. 2 to be signed, acknowledged and delivered by one of its Vice Presidents, and its seal to be affixed hereunto and the same to be attested by one of its Authorized Officers, all as of the day and year first written above.


                                McDONALD'S CORPORATION

  [CORPORATE SEAL]
                                By: /s/ Carleton D. Pearl
                                   -----------------------------------
                                   Carleton D. Pearl
                                   Senior Vice President and Treasurer


  Attest:

  /s/ Gloria Santona
  -------------------
  Secretary


                                  FIRST UNION NATIONAL BANK, as Trustee

  [CORPORATE SEAL]
                                By:  /s/ John H. Clapham
                                    ----------------------------------
                                    Vice President




  Attest:

  /s/ David C. Leondi
  --------------------
  Authorized Officer



  STATE OF ILLINOIS )
                    )  SS:
  COUNTY OF DuPAGE  )



       On the 11th day of May, in the year one thousand nine hundred ninety-eight, before me appeared Carleton Day Pearl to me personally known, who, being by me duly sworn, did say that he resides in Chicago, Illinois, that he is a Senior Vice President and Treasurer of McDONALD'S CORPORATION, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

  /s/ Elizabeth Pudark
  --------------------
  Notary Public





  STATE OF PENNSYLVANIA    )
                           )   SS:
  COUNTY OF PHILADELPHIA   )



       On the 8th day of May, in the year one thousand nine hundred ninety-eight, before me appeared John H. Clapham to be personally known, who, being by me duly sworn, did say that he resides at Berwyn, PA, that he is an Vice President of FIRST UNION NATIONAL BANK, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


  /s/ Joann Fantini
  --------------------
  Notary Public

                                                                  EXHIBIT A

                             [FORM OF 2011 REPS]

                                DEBT SECURITY

  CUSIP NO.: 580 135 BZ3
  No.  1                                                      $250,000,000

            THIS DEBT SECURITY IS A REGISTERED GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"). UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR 2011 REPS IN DEFINITIVE REGISTERED FORM, THIS REGISTERED GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC, OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                           McDONALD'S CORPORATION
               5.90% REset Put Securities (REPS[SM]) due 2011

            McDonald's Corporation, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the ``Company'', which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) on May 11, 2011, and to pay interest thereon to the Registered Holder hereof from May 11, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually at the rate determined as set forth on the reverse hereof, on May 11 and November 11, in each year, commencing November 11, 1998, until the principal hereof is paid or such payment is duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Debt Security is registered at the close of business on the record date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day) next preceding an Interest Payment Date.

            Payment of the principal of (and premium, if any) and interest on this Debt Security shall be made at the designated agency of the Company maintained for such purpose in The City of New York, New York and the City of Philadelphia, Pennsylvania, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, or, at the option of the Company, interest so payable may be paid by check to the order of said holder mailed to his address appearing on the Debt Security register. Any interest not so punctually paid or duly provided for shall be payable as provided in the Indenture.

            Reference is made to the further provisions of this Debt Security set forth on the reverse hereof, including those describing the Call Option, the Mandatory Put and the Coupon Reset Process, which further provisions shall for all purposes have the same effect as if set forth in this place.

            Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse hereof (or by an Authenticating Agent, as provided in the Indenture) by manual signature, this Debt Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            In Witness Whereof, McDonald's Corporation has caused this Instrument to be signed in its corporate name by the Chairman of the Board or its President or one of its Vice Presidents manually or in facsimile and a facsimile of its corporate seal to be imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

  Dated:    May 11, 1998

                                          McDONALD'S CORPORATION

                                          By:
                                             ---------------------------
                                             Senior Vice President and
                                             Treasurer
  ATTEST:

  By:
       --------------------
       Secretary


                   TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Debt Securities of the series designated herein provided for in the within mentioned Indenture.

  Dated:    May 11, 1998

                                          FIRST UNION NATIONAL BANK,
                                           as Trustee
                                          By:
                                             ---------------------------
                                                 Authorized Officer



                     [FORM OF REVERSE OF DEBT SECURITY]
                           McDONALD'S CORPORATION
               5.90% REset Put Securities (REPS[SM]) due 2011

            This Debt Security is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (herein called the ``Debt Securities'') of a series hereinafter specified, all issued and to be issued in one or more series under a Senior Debt Securities Indenture, dated as of October 19, 1996 (herein called the ``Indenture''), between the Company and First Union National Bank, as Trustee (herein called the ``Trustee'', which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. The Debt Securities may be issued in one or more series, which different series may be issued in various currencies, may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Debt Security is one of a series of Debt Securities of the Company designated as the 5.90% REPS due 2011 (the ``2011 REPS''), limited in aggregate principal amount to $250,000,000. Subject to the Call Option and the Mandatory Put described below, the 2011 REPS are not redeemable prior to maturity. The terms of the 2011 REPS include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. The 2011 REPS are subject to all such terms and Holders thereof are referred to the Indenture and the Trust Indenture Act of 1939 for a statement of those terms.

  Interest Payments

            The 2011 REPS shall bear interest, payable on each Interest Payment Date to Holders of record on the Regular Record Date preceding such Interest Payment Date, at 5.90% per annum from May 11, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for to but excluding May 11, 2001 (the ``Coupon Reset Date''), whereupon (x) if all of the 2011 REPS are purchased on such date by the Callholder pursuant to the Call Option, the 2011 REPS shall bear interest from and including the Coupon Reset Date to but excluding May 11, 2011 (the ``Final Maturity Date'') at the Coupon Reset Rate determined in accordance with the Coupon Reset Process described below; or (y) the 2011 REPS shall be purchased by the Company pursuant to the exercise of the Mandatory Put by the Trustee on behalf of the Holders of the 2011 REPS. Interest on this Debt Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

            If the Callholder elects to purchase the 2011 REPS pursuant to the Call Option, the Calculation Agent shall reset the interest rate for the 2011 REPS effective on the Coupon Reset Date, pursuant to the Coupon Reset Process described below. In such circumstances, (i) this Debt Security shall be purchased by the Callholder at 100% of the principal amount hereof on the Coupon Reset Date, on the terms and subject to the conditions described herein (interest accrued to but excluding the Coupon Reset Date shall be paid by the Company on such date to the Holder hereof on the most recent Regular Record Date); and (ii) from and including the Coupon Reset Date, this Debt Security shall bear interest at the rate determined by the Calculation Agent in accordance with the procedures set forth under ``Coupon Reset Process'' below.

            In the case where any Interest Payment Date or the maturity date does not fall on a Business Day, payment of interest or principal otherwise payable on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or the maturity date, as the case may be, and no interest shall accrue for the period from and after such Interest Payment Date or the maturity date.

  Maturity Date

            The 2011 REPS shall mature on the Final Maturity Date. On the Coupon Reset Date, the Holder hereof shall be entitled to receive 100% of the principal amount hereof from either (i) the Callholder, if the Callholder purchases this Debt Security pursuant to the Call Option; or
  (ii) the Company, by exercise of the Mandatory Put by the Trustee for and on behalf of the Holder hereof, if the Callholder does not purchase this Debt Security pursuant to the Call Option.

  Call Option; Mandatory Put

            (i) Call Option. The Callholder, by giving notice to the Trustee (the ``Call Notice''), has the right to purchase the aggregate principal amount of this Debt Security, in whole but not in part (the ``Call Option''), on the Coupon Reset Date, at a price equal to 100% of the principal amount hereof (the ``Call Price'') (interest accrued to but excluding the Coupon Reset Date shall be paid by the Company on such date to the Holder hereof on the most recent Regular Record Date). The Call Notice is required to be given to the Trustee, in writing, prior to 4:00 p.m., New York City time, no later than 15 calendar days prior to the Coupon Reset Date. The Call Notice must contain the requisite delivery details, including the identity of the Callholder's DTC account.

            If the Callholder exercises the Call Option, unless terminated in accordance with its terms, (i) not later than 2:00 p.m., New York City time, on the Business Day prior to the Coupon Reset Date, the Callholder shall deliver the Call Price in immediately available funds to the Trustee for payment thereof to the Holders of the 2011 REPS (including, if applicable, the Holder hereof) on the Coupon Reset Date; and (ii) the Holder hereof shall be required to deliver and shall be deemed to have delivered this Debt Security to the Callholder against payment therefor on the Coupon Reset Date through the facilities of DTC. The Callholder is not required to exercise the Call Option, and no Holder of the 2011 REPS or any interest therein shall have any right or claim against the Callholder as a result of the Callholder's decision whether or not to exercise the Call Option or performance or non-performance of its obligations with respect thereto.

            The Callholder may at any time assign its rights and obligations under the Call Option; provided, however, that (i) such rights and obligations are assigned in whole and not in part; and (ii) it provides the Trustee and the Company with notice of such assignment contemporaneously with such assignment. Upon receipt of notice of assignment, the Trustee shall treat the assignee as Callholder for all purposes hereunder. The Callholder may assign its rights under the Call Option without notice to or consent of, the Holders of the 2011 REPS (including, if applicable, the Holder hereof).

            The Indenture sets forth certain circumstances in which the Call Option shall automatically be terminated.

            (ii) Mandatory Put. If the Call Option is not exercised or if the Callholder fails for any reason to purchase the 2011 REPS on the Coupon Reset Date pursuant to its exercise of the Call Option, the Trustee shall exercise the right of the Holders of the 2011 REPS (including, if applicable, the Holder hereof) to require the Company to purchase the aggregate principal amount of 2011 REPS, in whole but not in part (the ``Mandatory Put''), on the Coupon Reset Date at a price equal to 100% of the principal amount thereof (the ``Put Price''), plus accrued but unpaid interest to but excluding the Coupon Reset Date, in each case, to be paid by the Company to the Holders of the 2011 REPS (including, if applicable, the Holder hereof) in immediately available funds on the Coupon Reset Date. If the Trustee exercises the Mandatory Put, then the Company shall deliver the Put Price in immediately available funds to the Trustee by no later than 12:00 noon, New York City time, on the Coupon Reset Date and the Holders of the 2011 REPS will be required to deliver and will be deemed to have delivered the 2011 REPS to the Company against payment therefor on the Coupon Reset Date through the facilities of DTC. By its purchase of the 2011 REPS, each Holder irrevocably agrees that the Trustee shall exercise the Mandatory Put relating to such 2011 REPS for or on behalf of the Holder as provided herein. No Holder of any 2011 REPS or any interest therein has the right to consent or object to the exercise of the Trustee's duties under the Mandatory Put.

  Notice to Holders by Trustee

            In anticipation of the exercise of the Call Option or the Mandatory Put on the Coupon Reset Date, the Trustee shall notify the Holder hereof, not less than 30 days nor more than 60 days prior to the Coupon Reset Date, that all 2011 REPS shall be delivered on the Coupon Reset Date through the facilities of DTC against payment of the Call Price by the Callholder under the Call Option or payment of the Put Price by the Company under the Mandatory Put. The Trustee shall notify the Holder hereof once it is determined whether the Call Price or the Put Price shall be delivered in accordance with the provisions hereof.

  Coupon Reset Process

            Pursuant to and subject to the terms of a calculation agency agreement, dated as of May 11, 1998, between the Company and Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. Incorporated (or its successors or assigns) shall be the Calculation Agent. If the Callholder timely exercises its Call Option and the Call Option does not otherwise terminate in accordance with its terms, then the Company and the Calculation Agent shall complete the following steps (the ``Coupon Reset Process'') in order to determine the interest rate (``Coupon Reset Rate'') to be paid on the 2011 REPS from and including the Coupon Reset Date to but excluding the Final Maturity Date:

            (i) The Company shall provide the Calculation Agent with (a) a list (a ``Dealer List''), no later than five Business Days prior to the Coupon Reset Date, containing the names and addresses of five dealers (one of which shall be Morgan Stanley & Co. Incorporated) from which it desires the Calculation Agent to obtain the Bids (as defined below) for the purchase of the 2011 REPS; and (b) a copy of any other material reasonably requested by the Calculation Agent to facilitate a successful Coupon Reset Process.

            (ii) Within one Business Day following receipt by the Calculation Agent of the Dealer List, the Calculation Agent shall provide to each dealer (``Dealer'') on the Dealer List (a) a copy of the Prospectus Supplement and accompanying Prospectus relating to the 2011 REPS; (b) a copy of the form of the 2011 REPS; and (c) a written request that each such Dealer submit a Bid to the Calculation Agent at 12:00 noon, New York City time, on the third Business Day prior to the Coupon Reset Date (the ``Bid Date''). The time on the Bid Date upon which Bids shall be requested may be changed by the Calculation Agent to as late as 3:00 p.m., New York City time. As used herein, ``Business Day'' shall mean any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions in the cities of New York or Chicago are authorized or obligated by law, executive order or governmental decree to be closed. ``Bid'' shall mean an irrevocable written offer given by a Dealer for the purchase of the 2011 REPS, settling on the Coupon Reset Date, and shall be quoted by such Dealer as a stated yield to maturity on the 2011 REPS (``Yield to Maturity''). Each Dealer shall be provided with (a) the name of the Company; (b) an estimate of the Purchase Price (as defined below); (c) the principal amount and maturity date of the 2011 REPS; and (d) the method by which interest shall be calculated on the 2011 REPS.

            (iii) The purchase price to be paid by any Dealer for the 2011 REPS, which shall be stated as a U.S. dollar amount and be calculated by the Calculation Agent in accordance with this clause (iii) (the ``Purchase Price''), shall be equal to (a) the total principal amount of the 2011 REPS, plus (b) a premium (the ``Notes Premium'') which shall be equal to the excess, if any, of (x) the discounted present value to the Coupon Reset Date of a bond with a maturity of May 11, 2011 which has an interest rate equal to 5.67%, semi-annual interest payments on each May 11 and November 11, commencing May 11, 2001, and a principal amount of $250,000,000, and assuming a discount rate equal to the Treasury Rate over (y) the principal amount of the 2011 REPS. ``Treasury Rate'' means the per annum rate equal to the offer side yield to maturity of the current on-the-run ten-year United States Treasury security per Telerate page 500 (or any successor or substitute page as may replace such page on such service) at 11:00 a.m., New York City time, on the Bid Date (or such other date or time that may be agreed upon by the Company and the Calculation Agent) or, if such rate does not appear on Telerate page 500 (or any successor or substitute page as may replace such page on such service) at such time, the rate on GovPx End-of-Day Pricing at 3:00 p.m., New York City time, on the Bid Date (or such other date or time that may be agreed upon by the Company and the Calculation Agent).

            (iv) The Calculation Agent shall immediately notify the Company of (a) the names of each of the Dealers from whom the Calculation Agent received Bids on the Bid Date; (b) the Bid submitted by each such Dealer; and (c) the Purchase Price as determined pursuant to clause (iii) hereof. Unless the Call Option has terminated in accordance with its terms, the Calculation Agent shall thereafter select from the Bids received the Bid with the lowest Yield to Maturity (the ``Selected Bid'') and set the Coupon Reset Rate equal to the interest rate which would amortize the Notes Premium fully over the remaining term of the 2011 REPS at the Yield to Maturity indicated by the Selected Bid; provided, however, that if the Calculation Agent has not received a timely Bid from a Dealer, the Selected Bid shall be the lowest of all Bids received by such time; and provided further, that if any two or more of the lowest Bids submitted are equivalent, the Company shall in its sole discretion select any of such equivalent Bids (and such selected Bid shall be the Selected Bid). In all cases, Morgan Stanley & Co. Incorporated, in its capacity as a Dealer, shall have the right to match the Bid with the lowest Yield to Maturity, whereupon Morgan Stanley & Co. Incorporated's Bid shall become the Selected Bid. The Calculation Agent shall promptly notify the Company and the Trustee of the Coupon Reset Rate.

            If an Event of Default shall occur and be continuing with respect to the 2011 REPS, the unpaid principal amount of the 2011 REPS may be declared due and payable in the manner and with the effect provided in the Indenture.

            The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of each series of the Debt Securities at the time outstanding (as defined in the Indenture) to be affected (each series voting as a class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Debt Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) extend the fixed maturity of any Debt Security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount or premium if any, thereon, or make the principal thereof, or premium if any, or interest, if any, thereon payable in any coin or currency other than that hereinabove provided, without the consent of the Holder of each Debt Security so affected or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration of maturity thereof, or (ii) reduce the aforesaid percentage of Debt Securities that Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debt Security so affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the 2011 REPS at the time Outstanding, as defined in the Indenture, on behalf of the Holders of all the 2011 REPS, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this 2011 REPS shall be conclusive and binding upon such Holder and upon all future Holders of this 2011 REPS and of any 2011 REPS issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent or waiver is made upon this 2011 REPS or upon any 2011 REPS issued upon the transfer hereof or in exchange therefor or in lieu hereof.

            No reference herein to the Indenture and no provision of this 2011 REPS or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this 2011 REPS at the times, places, and rate, and in the coin and currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, this 2011 REPS is transferable on the Debt Security register of the Company, upon surrender of this 2011 REPS for transfer at the office or agent of the Company in The City of New York, New York, or the City of Philadelphia, Pennsylvania, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debt Security registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 2011 REPS, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The 2011 REPS are issuable only as registered 2011 REPS without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, this 2011 REPS is exchangeable for a like aggregate principal amount of 2011 REPS of different authorized denominations, as requested by the Holder surrendering the same.

            No service charge will be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this 2011 REPS is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this 2011 REPS be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            No recourse shall be made for the payment of the principal of or the interest on this 2011 REPS or for any claim based herein or otherwise in any manner in respect hereof, or in respect of the Indenture, against any incorporator, stockholder, officer or director, as such past, present or future, of the Company or of any predecessor or successor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

            All terms used in this 2011 REPS which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

       The following abbreviations, when used in the inscription on the face of this Instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM    - as tenants in common
  TEN ENT    - as tenants by the entireties
  JT TEN     - as joint tenants with right of survivorship
               and not as tenants in common


  UNIF GIFT MIN ACT -                     Custodian
                      -----------------              -----------------
                         (Cust)                           (Minor)
                            under Uniform Gifts to Minors
                                Act
                                     ----------------
                                          (State)

   Additional abbreviations may also be used though not in the above list.
  -------------------------------------------------------------------------

  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

  PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE


  -------------------------------------------------------------------------
                    PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE
  -------------------------------------------------------------------------
  -------------------------------------------------------------------------
  the within Instrument of McDONALD'S CORPORATION and hereby does irrevocably constitute and appoint ---------------------------------------------------------------- Attorney

  Dated:
         ----------------------------          ----------------------------


  NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Instrument in every particular, without alteration or enlargement or any change whatever.